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                                                                    Exhibit 23.7


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of The Titan Corporation of our report dated April 14, 2000 relating to the consolidated financial statements (not presented separately therein) of Jaymark, Inc. (predecessor to Jaycor, Inc.), which appears in the Current Report on Form 8-K/A of The Titan Corporation filed on February 7, 2002.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP
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San Diego, California
February 11, 2002